Perrigo Announces Planned Private Placement of Notes

ALLEGAN, Mich., Aug. 16, 2011 /PRNewswire/ -- Perrigo Company (Nasdaq: PRGO; TASE) today announced it expects to issue $350 million of notes in its fiscal second quarter pursuant to its existing Master Note Purchase Agreement. Perrigo currently anticipates that the notes offered will consist of: $75 million of 10-year notes with an interest rate of 4.27% to be issued on September 30, 2011, $100 million of 15-year notes with an interest rate of 4.67% to be issued on September 30, 2011 and $175 million of 12-year notes with an interest rate of 4.52% to be issued on December 15, 2011. The terms of the notes are expected to include covenants consistent with the notes most recently issued under the Master Note Purchase Agreement in April, 2010. Perrigo expects to use the net proceeds from the sale of the notes for general corporate purposes, which may include the repayment of indebtedness. While Perrigo has received initial commitments from the expected purchasers of the notes, the issuance of the notes remains subject to execution of definitive documentation. The notes offered will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This notice does not constitute an offer of any securities for sale.

Perrigo Company is a leading global healthcare supplier that develops, manufactures and distributes OTC and generic prescription (Rx) pharmaceuticals, infant formulas, nutritional products, and active pharmaceutical ingredients (API). The Company is the world's largest manufacturer of OTC pharmaceutical products and infant formulas, both for the store brand market. The Company's primary markets and locations of manufacturing and logistics operations are the United States, Israel, Mexico, the United Kingdom and Australia. Visit Perrigo on the Internet (http://www.perrigo.com).

Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended June 25, 2011, as well as the Company's subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Arthur J. Shannon, Vice President, Investor Relations and Communication, +1-269-686-1709, ajshannon@perrigo.com; Bradley Joseph, Senior Manager, Investor Relations and Communication, +1-269-686-3373, bradley.joseph@perrigo.com